INVESTOR RELATIONS PROGRAM
Between
YES INTERNATIONAL
And
DOYEN ELEMENTS, INC.

1. YES INTERNATIONAL (YES) will distribute all appropriate documents, news releases, specialty items, press kits, corporate videos, digital media and other information to the North American and international investment communities under the supervision, guidance and approvals of Doyen Elements, Inc. (DOYEN).

2. Provide timely and accurate information relating to compliance and corporate finance matters as provided by DOYEN to current shareholder and other interest parties within the financial community. YES will maintain a phone and internet conduit for the length of this contract to reiterate corporate on-goings to both current shareholders and other interested parties about DOYEN’s activities.

3. Heighten the awareness of potential investors to the investment opportunities based on the activities of DOYEN’s products/services.

4. Broaden the current shareholders and brokerage industry support base through the use of telemarketing, radio/TV interviews, magazine reports, internet activities, social media interaction and investment analyst (certain fees may apply outside of this agreement on the aforementioned). YES will arrange with key investment managers for conference calls and/or personal interviews with DOYEN’s key management, which could insure confidence and further price appreciation of its equity. DOYEN will be hosted on the YES’ we site www.yesinternational.com during the term of this agreement.

5. Focus and target activities to obtain broad sponsorship in North American markets. YES will consult and advise on regulatory and/or financial requirements as it relates to future financings. If needed, YES will provide any and all Edgar support for necessary filings with the United States Securities and Exchange Commission (fee base outside of this agreement). And, YES NEWS NOW, a division of YES can provide news release services on behalf of DOYEN (this service can be provided with additional fees outside of this agreement).

6. Upon becoming public, YES to work on establishing a broad-based broker/dealer network to garner long-term support to decrease price volatility and maintain rising price trends as warranted by DOYEN’s developments.

SCHEDULE OF COMPENSATION

DOYEN ELEMENTS, INC. (DOYEN) AGREES TO COMPENSATE YES INTERNATIONAL for its services in accordance with the following schedule:

1. Cash Disbursements

DOYEN shall pay to YES INTERNATIONAL the sum of Three Thousand Eight Hundred Dollars ($3800.00 US) monthly for no longer than 1-year, beginning, December 22, 2017 and ending December 21, 2018.

First payment expected within 48 hours upon the activation date. Remaining payments expected within 5 business days of the 22nd of each month.

YES is willing to take cash/credit cards or combination for payment of services.

This compensation includes 800 number costs, employees, telemarketing services, mail cost, internet cost and other incidentals in the course of doing business.

Any default will be handled through the legal system of the Commonwealth of Virginia, USA.

7. Extraordinary Expenses

In the event the activities of Doyen Elements, Inc. (DOYEN) causes YES INTERNATIONAL to incur extraordinary expenses beyond as outlined in #1 above, DOYEN must first approve of any and all extraordinary expenses. Upon approval DOYEN will fully and promptly reimburse YES. Inclusive expenses are but not limited to: travel, accommodations, food, and whatever expenditures to fulfill the mandate of the “Investor Relations Program” outside of this agreement.

2. Indemnification

Each party expressly undertakes to indemnify and to save harmless the other from all liability and/or damages, including attorney’s fees, for or arising out of gross negligence or willful wrongdoing of the other party, it agents or employees.

CONTRACT TERM

The Initial Term of this Agreement shall be for a period of 1-Year but may be extended by the mutual consent of the parties.

The parties hereto may be contacted as follows:

YES INTERNATIONAL	DOYEN ELEMENTS, INC.
3419 Virginia Beach Blvd. Suite 252	1880 Office Club Pointe, Suite 1240
Virginia Beach, VA 23452	Colorado Springs, CO 80920
TEL: (757)306-6090	TEL: 855-DOYEN-US
FAX: (757)306-6092	Email: cindyb@doyenelementsus.corn
Email: rich(&yesinternational.com

IN WITNESS HEREOF the parties hereto have executed this Agreement on the date first above written.

YES INTERNATIONAL		DOYEN ELEMENTS, INC.

By:	/s/ Rich. Kaiser	By:	/s/ Cynthia Boerum
	Rich. Kaiser — Principal		Cynthia Boerum — CEO
	Dated: December 22, 2017		Dated: December 22, 2017